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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                            REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                               NEW WEST EYEWORKS, INC.
                (Exact name of registrant as specified in its charter)

                          DELAWARE                34-1589514
            (State of incorporation) (I.R.S. Employer Identification No.)

                   2104 WEST SOUTHERN AVENUE, TEMPE, ARIZONA  85282
                  (Address of Principal Executive Offices) (Zip Code)

            AMENDED AND RESTATED NEW WEST EYEWORKS, INC. STOCK OPTION PLAN
                               (Full Title of the Plan)

    Barry Feld, President                   Copy to:
      and Chief Executive Officer                Byron S. Krantz, Esq.
    New West Eyeworks, Inc.                 Kohrman Jackson & Krantz P.L.L.
    2104 West Southern Avenue               One Cleveland Center, 20th Floor
    Tempe, Arizona  85282                   Cleveland, Ohio  44114
    (602) 438-1330                          (216) 696-8700
    (Name, address, telephone number,
     including area code of agent for service)


                           Calculation of Registration Fee
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Title of         Amount to be   Proposed maximum    Proposed maximum    Amount
securities        registered     offering price       aggregate           of
to be                             per share*         offering       registration
registered                                            price*             fee*
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Common Stock,
$0.01 par       200,000 Shares     $5.625            $1,125,000        $387.93
value
- --------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low market price of the Common Stock on July 22, 1996.


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

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               NEW WEST EYEWORKS, INC.

                            400,000 SHARES OF COMMON STOCK



                               NEW WEST EYEWORKS, INC.
                        AMENDED AND RESTATED STOCK OPTION PLAN


    This Prospectus covers the shares of common stock, $0.01 par value per share (the "Common Stock"), of New West Eyeworks, Inc., a Delaware corporation (the "Company"), that are issuable upon the exercise of stock options granted or to be granted under the Amended and Restated New West Eyeworks, Inc. Stock Option Plan (the "Plan") pursuant to stock option agreements entered into by the Company and certain eligible individuals (the "Option Agreements").

    No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.

    Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date. Statements contained in this Prospectus as to the provisions of the Plan and the Option Agreements are not necessarily complete, and in each instance reference is made to the individual Option Agreements and to a copy of the Plan appended to the Registration Statement on Form S-8, which the Company filed with the Securities and Exchange Commission on July 26, 1996. Each such statement in this Prospectus is qualified in all respects by such reference. This Prospectus does not constitute an offer or solicitation to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation is unlawful.




                    The date of this Prospectus is July 26, 1996.

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


                                IMPORTANT INFORMATION

THIS PROSPECTUS MAY NOT BE USED FOR REOFFERS OR RESALE OF COMMON STOCK ACQUIRED HEREUNDER. PURCHASERS OF SHARES OF COMMON STOCK PURSUANT TO THE PLAN, OTHER THAN "AFFILIATES" OF THE COMPANY, MAY RESELL THE SHARES IN SUCH MARKET AT SUCH PRICES AS MAY PREVAIL THEREON AT THE TIME OF SUCH SALES. "AFFILIATES" OF THE COMPANY MAY RESELL SUCH SHARES ONLY (1) BY COMPLYING WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, COVERING SUCH RESALE, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, COVERING SUCH RESALE.

ANY OFFICER, DIRECTOR OR BENEFICIAL OWNER OF MORE THAN 10% OF THE COMMON STOCK OF THE COMPANY HOLDING AN OPTION GRANTED UNDER THE PLAN SHOULD CONSIDER THE APPLICABILITY OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN CONNECTION WITH THE EXERCISE OF ANY SUCH OPTION AND THE DISPOSITION OF ANY COMMON STOCK OF THE COMPANY SO ACQUIRED.

IT IS ADVISABLE FOR ANY PERSON HOLDING AN OPTION UNDER THE PLAN TO CONSULT WITH LEGAL COUNSEL CONCERNING THE SECURITIES AND TAX LAW IMPLICATIONS OF ACQUIRING OR DISPOSING OF COMMON STOCK OF THE COMPANY.





                        [This space intentionally left blank.]

                                  TABLE OF CONTENTS



GENERAL PLAN INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECURITIES SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . .1

ELIGIBILITY TO PARTICIPATE . . . . . . . . . . . . . . . . . . . . . . . . .2

TERMS OF THE OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
    Exercise Price and Payment . . . . . . . . . . . . . . . . . . . . . . .3
    Vesting and Termination. . . . . . . . . . . . . . . . . . . . . . . . .3
    Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

NON-TRANSFERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

AMENDMENT AND TERMINATION OF THE PLAN. . . . . . . . . . . . . . . . . . . .5

FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . .5
    Nonqualified Stock Options . . . . . . . . . . . . . . . . . . . . . . .5
    Incentive Stock Options. . . . . . . . . . . . . . . . . . . . . . . . .6

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .6

DISCLAIMER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

                               GENERAL PLAN INFORMATION

    This Prospectus covers the shares of common stock, $0.01 par value per share (the "Common Stock"), of New West Eyeworks, Inc., a Delaware corporation (the "Company"), that are issuable upon the exercise of stock options ("Options") granted or to be granted under the Amended and Restated New West Eyeworks, Inc. Stock Option Plan (the "Plan") pursuant to stock option agreements entered into by the Company and certain eligible individuals (the "Option Agreements"). Capitalized terms not otherwise defined herein are defined under the Plan.

    The purpose of the Plan is to advance the interests of the Company by providing additional incentive enabling the Company to attract and retain qualified and competent persons who are key to the Company, including key employees, officers and directors, and upon whose efforts and judgment the success of the Company is largely dependent. The Plan also provides such employees, officers and directors of the Company with a direct financial incentive to enhance stockholder values, thereby aligning the interests of the employees, officers and directors with the long-term interests of the Company's stockholders.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    The Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee presently consists of four directors. The Board may remove Committee members at any time and fill any vacancy occurring in the membership of the Committee by appointment. Subject to the express provisions of the Plan, the Committee has sole discretion and authority to choose eligible individuals to receive Options, the time or times at which Options may be granted, and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee also has complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan. Any and all decisions or determinations of the Committee are made either by a majority vote of the members of the Committee at a meeting at which a quorum is present or without a meeting by the unanimous written consent of the members of the Committee.

    The Committee may from time to time amend the Plan subject to the approval of the stockholders of the Company if the Committee desires to effect certain material changes. See "Amendment and Termination of the Plan."


                            SECURITIES SUBJECT TO THE PLAN

    The maximum number of shares of Common Stock with respect to which Options may be granted under the Plan is 400,000 shares, and as of the date of this Prospectus, the Company has outstanding Options to purchase an aggregate of 167,500 shares of Common Stock pursuant to the Plan. The shares of Common Stock covered by the Plan may be authorized and unissued or shares held in treasury or a combination of both.

                              ELIGIBILITY TO PARTICIPATE

    The Committee may grant Options under the Plan to officers, including officers who are also directors of the Company, other key employees or consultants of the Company. In addition, each Non-Employee Director elected by the holders of the Company's Common Stock after the Effective Date shall receive, on the date of his or her initial election as a director, options pursuant to the formula set forth in the Plan. In granting Options to employees, the Committee takes into consideration the contribution the person has made to the success of the Company and such other factors as the Committee determines. The Committee also has the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options to employees of the Company under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including without limitation, relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted in the Plan.


                                 TERMS OF THE OPTIONS

    The Plan provides for the granting of "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "nonqualified stock options," which are not intended to qualify under any provision of the Code. Each Option will be evidenced by a written Option Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with the Plan or applicable law. The Option Agreements will specify when each Option becomes exercisable. Unless otherwise provided in the Option Agreement, each Option will become immediately fully exercisable:

         (1) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

         (2) if the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

         (3) if the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

EXERCISE PRICE AND PAYMENT

    The option price per share of Common Stock of any Option will be any price determined by the Committee but cannot be less than the par value per share; provided, however, that, in no event can the option price per share of any Incentive Stock Option or Option granted to a Non-Employee Director be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

    An Option will be deemed exercised when (1) the Company has received written notice of such exercise in accordance with the terms of the Option, (2) full payment of the aggregate option price of the shares as to which the Option is exercised has been made, and (3) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable Federal or state tax withholding requirements relating to exercise of the Option.

    Unless further limited by the Committee in any Option, the option price of any Shares purchased will be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered will be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with the Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted under the Plan or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or in part with Optionee's promissory note, such note will (1) provide for full recourse to the maker, (2) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (3) bear interest at the base lending rate of the Company's principal lender, and (4) contain such other terms as the Committee in its sole discretion reasonably requires. No Optionee will be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in the Plan. See "Adjustments."

VESTING AND TERMINATION

    The Plan authorizes the Committee to establish vesting provisions with respect to each Option grant. The expiration date of an Option will be determined by the Committee at the time of grant, but in no event will an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

    The unexercised portion of any Option, other than an Option granted to a Non-Employee Director, will automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (1) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of the Plan, means the termination of the Optionee's employment by reason of the Optionee's willful misconduct or negligence,
    (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

         (2) immediately upon the termination of the Optionee's employment for Cause;

         (3) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

         (4) (A) one year after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if Optionee dies during the one year period specified in section (3) above.

    The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of (1) any merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (2) the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all of the property and assets of the Company, any Option that remains unexercised on such date. This cancellation notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

    The unexercised portion of any Option granted to a Non-Employee Director will become null and void three months after the date on which such Non-Employee Director ceases to be a Director for any reason.

ADJUSTMENTS

    The Plan includes provisions authorizing the Committee to adjust the number of shares of Common Stock covered by the Plan and outstanding Options, and the purchase price per share of Common Stock payable upon the exercise of an outstanding Option, in the event of (1) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (2) the sale, lease exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company.


                                 NON-TRANSFERABILITY

    Options granted under the Plan may not be transferred except to a grantor trust, by will or the laws of descent and distribution, and may not be exercised during an Optionee's lifetime except by the Optionee.

                        AMENDMENT AND TERMINATION OF THE PLAN

    The Plan terminates on May 16, 2006, ten years from the date on which the stockholders of the Company approved the Plan. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in the Plan for adjustments, no such amendment may, without approval by the stockholders of the Company, (1) materially increase the benefits accruing to participants under the Plan, (2) materially increase the number of securities which may be issued under the Plan, or (3) materially modify the requirements as to eligibility for participation in the Plan. Additionally, except to the extent provided in the Plan, no amendment or suspension of the Plan or any Option issued thereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

    The provisions of the Plan that govern the grant of Options to Non-Employee Directors cannot be amended more than once every six months (even with stockholder approval), other than to conform to changes required by law.


                          FEDERAL INCOME TAX CONSIDERATIONS

    The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this Prospectus. The following is not intended to be complete and does not describe any state or local tax consequences.

NONQUALIFIED STOCK OPTIONS

    GENERALLY. An Optionee generally will not recognize income upon the grant of a nonqualified stock option. If an Optionee receives unrestricted shares of Common Stock upon the exercise of a nonqualified stock option, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned Common Stock received over the exercise price. When the Optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

    SPECIAL RULES APPLICABLE TO OPTIONEES SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT. The tax consequences to Optionees who are Company insiders subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), may differ from the tax consequences described above. In the case of such an Optionee, ordinary income will generally be recognized upon exercise only if six months have elapsed since the date of the grant.

    TAX CONSEQUENCES TO THE COMPANY. To the extent that an Optionee recognizes ordinary income, the Company or subsidiary for which the Optionee performs services will generally be entitled to a corresponding deduction. The deduction is allowed in the tax year in which the Optionee is required to include the amount in income.

INCENTIVE STOCK OPTIONS

    GENERALLY. An Optionee will not recognize income upon the grant of an Incentive Stock Option. In addition, an Optionee will not recognize income upon the exercise of an Incentive Stock Option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an Optionee generally must exercise the Option not later than three months after he ceases to be an employee of the Company or its parent or subsidiary (one year if he ceases to be an employee due to disability). To satisfy the holding period requirement, an Optionee must hold the optioned Common Stock for more than two years from the grant of the Option and more than one year after the Common Stock is transferred to him. If these requirements are satisfied, upon the sale of the Common Stock, the Optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in the Common Stock and the net proceeds of the sale.

    DISQUALIFYING DISPOSITION. If shares of Common Stock acquired upon the timely exercise of an Incentive Stock Option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the Optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned Common Stock on the date of the exercise of the Incentive Stock Option over the exercise price.

    ALTERNATIVE MINIMUM TAX. An Optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the Option is exceeded by the Option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

    TAX CONSEQUENCES TO THE COMPANY.  The granting of an Incentive Stock
Option, or the exercise thereof, will generally not result in a deduction for the Company. However, to the extent that an Optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company will generally be entitled to a corresponding deduction.


                                ADDITIONAL INFORMATION

    This Prospectus omits certain information contained in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission with respect to the shares of Common Stock offered hereby (the "Registration Statement"). Such information is contained in the following documents, which are incorporated herein by reference:

         (1)  The Company's latest annual report on Form 10-K filed pursuant to
    Section 13(a) or 15(d) of the Exchange Act;

         (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (1) above;

         (3) The descriptions of the Company's Common Stock as set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Company's Registration Statement on Form S-1 (File No. 33-71330), filed under the Securities Act of 1933 (the "Securities Act"), including any amendments to such description in such Registration Statement; and

         (4) All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Upon written or oral request of an Optionee, the Company will provide without charge (1) additional information concerning the Plan or the Committee,
(2) a copy of any of the documents that are incorporated herein by reference (not including exhibits unless they are specifically incorporated by reference into the document), (3) a copy of the Company's annual report to stockholders conforming to Rule 14a-3(b) under the Exchange Act for its latest fiscal year, and/or (4) any other documents required to be delivered to Optionees by Rule 428(b) under the Securities Act. A request to obtain such information should be directed to:

                             Investor Relations Department
                             New West Eyeworks, Inc.
                             2104 West Southern Avenue
                             Tempe, Arizona  85282


                                      DISCLAIMER

    The discussion of certain provisions of the Plan contained in this Prospectus is not intended to be all-inclusive and is not complete. Optionees should refer to the text of the Plan for complete details. Optionees should consult with their personal tax advisors for information as to the income tax consequences of the granting and exercising of Options under the Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents listed under Items 1 and 2 below and the documents incorporated by reference under Item 3 below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

    1. Prospectus for the Amended and Restated New West Eyeworks, Inc. Stock Option Plan.

    2.  Amended and Restated New West Eyeworks, Inc. Stock Option Plan.

    3.  Form of Stock Option Agreement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    The written statement required to be provided to participants pursuant to this Item 2 is set forth in the Prospectus referred to in Item 1 above.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents heretofore filed by New West Eyeworks, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

    (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1996.

    (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

    (d) The Company's Prospectus, dated December 23, 1993, filed pursuant to Rule 424(b) under the Securities Act of 1933 and Registration Statement on Form S-1 (File No. 33-71330).

    All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Certain legal matters with respect to the common stock, par value $0.01 per share, of the Company (the "Common Stock") available for issuance to those persons who exercise options in accordance with the Amended and Restated Stock Option Plan of the Company (the "Plan") will be passed upon for the Company by Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio. Byron S. Krantz, a partner in Kohrman Jackson & Krantz P.L.L., owns beneficially 27,181 shares of Common Stock and 132 shares of the Company's Series A Convertible Preferred Stock, $1,000 par value per share, and is the Secretary and a Director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Certain provisions of the Delaware General Corporation Law and Article VIII of the Company's Restated Certificate of Incorporation provides in certain cases, for indemnification by the Company of officers and directors of the Company against certain costs, expenses and liabilities which an officer or director may incur in his capacity as such. Accordingly, the liability of such persons may be affected as a result thereof.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

4.1      Amended and Restated New West Eyeworks, Inc. Stock Option Plan.

4.2*     Company's Restated Certificate of Incorporation.

4.3**    Company's Amended and Restated By-laws.


- -------------------------------------------

* Incorporated by reference to Exhibit 3.1 from the Company's S-1 Registration Statement as filed with the Securities and Exchange Commission (File No. 33-71330).

** Incorporated by reference to Exhibit 3.2 from the Company's S-1 Registration Statement as filed with the Securities and Exchange Commission (File No. 33-71330).

 5.1     Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Price Waterhouse, LLP.

23.2 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1).

24.1***  Power of Attorney.

ITEM 9.  UNDERTAKINGS

    (a)  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

- ---------------------------------------------

*** Located on signature page.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 26, 1996.

                             NEW WEST EYEWORKS, INC.

                             By:  /s/ Ronald E. Weinberg
                                  --------------------------------------------

                                  Ronald E. Weinberg, Chairman of the Board

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald E. Weinberg and Byron S. Krantz his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                     Title                    Date
- --------------------------   ---------------------    ------------------

/s/ Ronald E. Weinberg       Chairman of the Board,      July 26, 1996
- --------------------------      and Treasurer
Ronald E. Weinberg

/s/ Barry J. Feld            CEO, President, and         July 26, 1996
- --------------------------        Director
Barry J. Feld

/s/ Robert W. Regas          Vice President--Finance     July 26, 1996
- --------------------------     & Administration
Robert W. Regas

/s/ Byron S. Krantz          Secretary and Director      July 26, 1996
- --------------------------
Byron S. Krantz

/s/ Donald M. Gleklen        Director                    July 26, 1996
- --------------------------
Donald M. Gleklen

/s/ Norman C. Harbert        Director                    July 26, 1996
- --------------------------
Norman C. Harbert

/s/ Larry I. Pollack         Director                    July 26, 1996
- --------------------------
Larry I. Pollack

/s/ William P. Sutter, Jr.   Director                    July 26, 1996
- --------------------------
William P. Sutter, Jr.

                                    EXHIBIT INDEX


4.1      Amended and Restated New West Eyeworks, Inc. Stock Option Plan.

4.2*     Company's Restated Certificate of Incorporation.

4.3**    Company's Amended and Restated By-laws.

5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Price Waterhouse, LLP.

23.2 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1).

24.1***  Power of Attorney.











- ---------------------------------------

* Incorporated by reference to Exhibit 3.1 from the Company's S-1 Registration Statement as filed with the Securities and Exchange Commission (File No. 33-71330).

** Incorporated by reference to Exhibit 3.2 from the Company's S-1 Registration Statement as filed with the Securities and Exchange Commission (File No. 33-71330).

*** Located on signature page.